CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH

       THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS


                             MANUFACTURING AGREEMENT

     MANUFACTURING AGREEMENT, dated September 29, 2006, by and between CYTOGEN CORPORATION, a Delaware corporation ("Cytogen") and LAUREATE PHARMA, INC., a Delaware corporation ("Laureate").

                              W I T N E S S E T H :
                              _ _ _ _ _ _ _ _ _ _

     WHEREAS,  Cytogen  wishes to engage the  services  of  Laureate  to produce
Filled   ProstaScint   Product  and  Filled  Sodium  Acetate  Product  (each  as
hereinafter defined) in accordance with the provisions hereof.

     NOW, THEREFORE, it is agreed as follows:

     1.   Definitions.  The following terms shall have the meanings specified in
          -----------
this paragraph 1. Other terms are defined in this Agreement and, throughout this Agreement, those terms shall have the meanings respectively ascribed to them.

          (a) "Affiliate" means, with respect to a party, any individual or entity which controls, is controlled by or is under common control with such party. For purposes of this definition, "control" means an equity or income interest of fifty percent (50%) or more in, or the possession, directly or indirectly, of the power to cause the direction of the management, activities or policies of such individual or entity, whether through the ownership of voting securities or other equity interest, by contract or otherwise.

          (b) "Batch" means (i) with respect to CYT-351, the specific quantity of CYT-351 which is produced as a result of the performance of [**]; (ii) with respect to CYT-356, the specific quantity of CYT-356 which is produced from the conjugation of a Batch of CYT-351, or the conjugation of a specified identified portion of a Batch of CYT-351 or the conjugation of combined batches of CYT-351; and (iii) with respect to sodium acetate buffer solution, the specific quantity of sodium acetate buffer solution produced during the course of a single manufacturing run.

          (c) "Bulk Sodium Acetate" means sodium acetate prior to being filled into vials.

          (d) "Cytogen SOPs" means Cytogen's written standard operating procedures to be utilized in connection with the manufacture, production and in-process release testing of CYT-351, CYT-356, Filled ProstaScint Product and Filled Acetate Product, true and complete copies of which have been delivered to Laureate.

          (e) "Cytogen Supplied Materials" means (i) the CYT-351 [**] Cell Line, (ii) [**] linker chelator, and (iii) Product-Dedicated Equipment chromatography columns, multi-use resins and filtration cassettes, components and supplies, required in connection with the production by Laureate of CYT-351, Filled ProstaScint Product or Filled Sodium Acetate Product, provided at Cytogen's sole cost and expense.

          (f) "CYT-351" means the monoclonal antibody intermediate product which is used in manufacturing ProstaScint.

          (g) "CYT-356" means the immunoconjugated form of CYT-351 (sometimes referred to in the course of manufacture and production of Filled ProstaScint Product as bulk ProstaScint).

          (h) "Facility" means Laureate's manufacturing and filling premises located in Princeton, New Jersey.

          (i) "FDA" means the United States Food and Drug Administration and shall include any division or center thereof.

          (j) "Filled Sodium Acetate Product" means vials filled with sodium acetate solution from an identified Lot which are in a form ready for release and shipment from the Facility.

          (k) "Filled ProstaScint Product" means the vials filled with CYT-356 from an identified Lot which are in a form ready for release and shipment from the Facility.

          (l) "cGMP" means current Good Manufacturing Practices for the manufacture and testing of pharmaceutical materials, as specified in the Code of Federal Regulations and associated regulatory agency guidelines as currently interpreted and practiced by Laureate at the Facility.

          (m) "Hollow-Fiber Bioreactor Run" means cells grown for approximately [**] in the [**] bioreactor using a [**].

          (n) "Incoming Acceptance Tests" means, with respect to each Cytogen Supplied Material, the analysis or testing thereof supplied to Laureate by Cytogen pursuant to paragraph 6(b) hereof and to be performed by Laureate in order to determine whether or not such Cytogen Supplied Product conforms to the applicable approved Specifications.

          (o) "Laureate SOPs" means Laureate's written standard operation procedures utilized by Laureate in connection with its operational activities at the Facility.

          (p) "Lot" means a Batch or a specific identified portion of a Batch of CYT-351, CYT-356 or sodium acetate, as applicable, which is produced in the course of Laureate's performance of a single manufacturing production run.

          (q) "Manufacturing Procedures" means the activities, processes, procedures, instructions and batch records provided to Laureate by Cytogen pursuant to paragraph 6(a) hereof and to be utilized by Laureate in the production of CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product.

          (r) "Product Dedicated Equipment" shall mean columns, certain filter housings and filling components, as specified in the Specifications, Cytogen SOPs, Laureate SOPs, or Manufacturing Procedures, as applicable, that are only used in the Manufacturing Procedures.

          (s) "Production Campaign" shall mean: (i) [**] Hollow-Fiber Bioreactor Runs, for convenience labeled runs [**], with the runs being done in [**], such that [**] would be staggered approximately [**] apart; (ii) [**], the combination of the [**] Hollow-Fiber Bioreactor Runs, to generate CYT-351; (iii) a total of up to [**] of the CYT-351 to generate [**] of CYT-356. Only [**] would be carried out in this initial campaign. The remaining CYT-351 shall be stored by Laureate up to [**] or until Cytogen requests that this remaining CYT-351 be conjugated; (iv) a total of up to [**] of conjugated antibody in vials, approximately [**]; and (v) up to [**] sodium acetate fills, each fill utilizing a volume of sodium acetate buffer solution as specified in the Batch Record including all Services required to supply Cytogen with Filled Sodium Acetate Product.

          (t) "ProstaScint" means the compound capromab pendetide formulated by conjugating the murine monoclonal antibody CYT-351 to the [**].

          (u) "Quality Agreement" means a detailed agreement specifying the quality and regulatory procedures and responsibilities of the parties hereunder with respect to the production of bulk CYT-351, CYT-356, Bulk Sodium Acetate, Filled ProstaScint Products and Filled Sodium Acetate Products to be entered into contemporaneously with, or shortly after, this Agreement.

          (v) "Services" means the activities undertaken by Laureate in the course of Laureate's performance of the Production Campaign and associated activities and testing, or any part thereof.

          (w) "Specifications" means Cytogen's approved specifications with respect to CYT-351, CYT-356, Bulk Sodium Acetate, the Cytogen Supplied Materials, Filled ProstaScint Product and Filled Sodium Acetate Product, as applicable, provided to Laureate. Specifications may be amended from time to time by mutual written agreement of Laureate and Cytogen subject to the approval by the FDA of each amendment, if necessary.

     2.   Commencement; Orders;  Options;  Expiration.  (a) This Agreement shall
          -------------------------------------------
commence  on the date  hereof.

          (b) Cytogen hereby orders from Laureate the Services required to be performed by Laureate in connection with Laureate's conduct of the Production Campaign.

          (c) Subject to the provisions hereof, this Agreement shall expire on such date as when Laureate has completed the Production Campaign for [**] of conjugated antibody and the Filled ProstaScint Product and the Sodium Acetate Product resulting therefrom have been shipped from the Facility in accordance with paragraph 10 hereof, subject to release by Cytogen of the Filled ProstaScint Product and the Filled Sodium Acetate Product in accordance with the terms of the Quality Agreement. The parties anticipate that the initiation of Hollow-Fiber Bioreactor Runs in the Production Campaign on or about [**] with completion of Hollow-Fiber Bioreactor Runs on or before [**] and purification, conjugation and filling of the resulting material in [**].

     3.   Consideration and Payment.  In consideration of Laureate's performance
          -------------------------
of Services hereunder, Cytogen agrees to pay to Laureate the development and service fees listed in Appendix 1 (the "Service Fees") to perform the Production Campaign and Services. Customer shall pay Laureate the Service Fees in accordance with the payment schedule set forth in Appendix 1. Laureate will invoice the Customer for Product-Dedicated Equipment, resins and supplies that Laureate purchases for the Production Campaign. An administrative fee equal to [**] of Laureate's actual cost of such materials and equipment purchased for the Production Campaign will be added to the invoices. Payments and non-refundable deposits are due [**] days from the date of invoice, except that the Service Fees' payments are due at the times indicated in Appendix 1. Late payments are subject to an interest charge of [**].

     4.   Liquidated Damages.  For purchase  orders  received  after November 1,
          ------------------
2006, in the event Cytogen cancels an order for [**] Hollow-Fiber Bioreactor Runs, Cytogen agrees to pay Laureate liquidated damages of $500,000 payable within [**] of cancellation.

     5.   Performance of Services; Other  Assistance; FDA Fees. (a) All Services
          ----------------------------------------------------
shall be performed by Laureate at Laureate's facility in Princeton, NJ in accordance with the Quality Agreement.

          (b) Any FDA fee with respect to the licensing of facilities at which commercial manufacture of Cytogen marketed pharmaceutical products occurs shall be borne and paid for by Cytogen ("Establishment Fee"). Laureate will immediately inform Cytogen of any and all FDA approved and marketed pharmaceutical products manufactured by Laureate in the Facility for a third party in addition to Laureate's manufacturing services hereunder. Laureate shall have the right to perform manufacturing services for third parties at the Facility.

     6.   Manufacturing and Testing;  Approvals;  SOPs. (a) Cytogen has provided
          --------------------------------------------
Laureate in writing with the Manufacturing Procedures which shall include all requisite technical specifications, manufacture and production process information, batch records, instructions and procedures, testing and quality control instructions and procedures, formulae, storage instructions with respect to the manufacture of Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product, Filled Sodium Acetate Product or intermediates of any nature and all such other information, knowledge, data and know-how as would allow one reasonably practiced in the art to produce and manufacture Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product.

          (b) Cytogen has provided Laureate in writing with the Incoming Acceptance Tests which shall include all requisite analyses and tests with respect to each Cytogen Supplied Material, the methodology of each such analysis and test, the sample size of the applicable Cytogen Supplied Material to be utilized in connection with the performance of the applicable analyses and/or tests and the period following Laureate's receipt of such Cytogen Supplied Material at the Facility during which the applicable analyses or tests are to be conducted.

          (c) Cytogen has provided Laureate in writing with the Specifications for each of Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product.

          (d) Laureate will provide to Cytogen the Laureate SOPs for approval. Such Laurate SOPs shall be provided by Laureate and reviewed and approved by Cytogen (such approval not to be unreasonably withheld or delayed) in accordance with the Target Project Timeline (as hereinafter defined).

          (e) Within [**] after execution of this Agreement, Laureate shall notify Cytogen in writing of any additional information, processes, or procedures needed by Laureate in order to complete the Production Campaign or Services.

          (f) In the event that Laureate gives notice pursuant to paragraph 6(e) of its need for additional information, processes or procedures necessary in order to complete the Production Campaign or Services, Laureate and Cytogen shall mutually prepare an action plan (the "Plan") with respect to enabling Laureate to perform the Production Campaign and to provide Services as required herein. Each of Laureate and Cytogen agrees to undertake reasonable commercial efforts to implement the Plan to the end of providing Laureate with the capability of rendering Services and performing the Production Campaign in conformance with this Agreement.

          (g)  [**].

          (h) Cytogen has provided to Laureate the Cytogen SOPs, Specifications and Batch documentation in writing.

     7.   Change Orders.
          -------------

          (a) The Service Fees are subject to a number of specific and general assumptions. The specific assumptions relate to the Scope and Program design and objectives, timing, capital expenditure requirements, if any, and other matters relating to the completion of the Production Campaign (the "Program Assumptions"). Laureate also assumes that Cytogen will cooperate and perform its obligations under the Agreement, that no event outside the control of Laureate will occur, including, without limitation, the events described in Section 26, and that there are no changes to any applicable laws, rules or regulations that affect the Production Campaign (the foregoing assumptions together with the Program Assumptions, collectively, the "Assumptions"). In the event that any of the Assumptions require modification or the Production Campaign objectives cannot be achieved based on the Assumptions or Cytogen requests additional services (each being, a "Modification") then the scope of services may be amended as provided in paragraph (b) of this Section 6.

          (b) In the event a Modification is identified by Cytogen or by Laureate, the identifying Party shall notify the other Party as soon as is reasonably possible. Laureate shall use reasonable efforts to provide the Customer with a change order containing an estimate of the required adjustments to the Service Fees within [**] of receiving or delivering such notice (the "Change Order"). The Customer shall use its best efforts to respond in writing to such Change Order promptly. If Customer does not approve such Change Order and has not terminated this Agreement and the Program in accordance with Section 22 but wants the Program to be modified to take into account the Modification, then Customer and Laureate shall use commercially reasonable efforts to agree on a Change Order that is mutually acceptable. If practicable, Laureate may, in its discretion, continue to work on the Production Campaign but

Laureate shall not be obligated to continue to work on the Production Campaign during any such negotiations. Laureate shall not commence work with respect to a Change Order unless authorized in writing by Cytogen.

          8.   Materials Delivery; Testing.
               ---------------------------

          (a) All costs and expenses of any nature or kind whatsoever with respect to Cytogen Supplied Materials or the shipment and delivery thereof to the Facility shall be borne and paid by Cytogen in accordance with the terms and conditions agreed to by Cytogen with the vendor and/or carrier, as applicable, following receipt of the vendor's or carrier's invoice.

          (b) Title to all Cytogen Supplied Materials shall remain in Cytogen notwithstanding the storage and Laureate's possession thereof at the Facility. Laureate shall use reasonable care to maintain any such Cytogen Supplied Materials stored at Laureate's facility in accordance with all applicable laws, rules, procedures and regulations including, but not limited to, cGMPs.

          (c) Cytogen agrees to deliver or cause to be delivered to the Facility such of the Cytogen Supplied Materials as are necessary to perform or complete a process or activity part of the Manufacturing Procedures not less than [**] nor more than [**] prior to the scheduled performance of such process or activity, subject to the timely notification by Laureate of the need for such materials.

          (d) Following receipt of a Cytogen Supplied Material at the Facility, Laureate shall perform the applicable analysis thereof or test thereon provided for in the Incoming Acceptance Tests. Laureate shall promptly provide the written results of such tests to Cytogen. Cytogen shall promptly review the test results to determine conformity to the

Specifications of the Cytogen Supplied Material. Laureate shall not release the Cytogen Supplied Materials for performance of the Services until Cytogen has notified Laureate, in writing, that the Cytogen Supplied Materials meet the Specifications based upon the results of such testing.

          (e) In the event that either party determines that the Cytogen Supplied Material does not meet Specifications or is otherwise unsuitable for use in connection with the production of Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product, such party shall promptly notify the Cytogen Contact Individual or Laureate Contact Individual (each as hereinafter defined), as the case may be, of such determination and the results of the applicable analyses or tests performed.

          (f) In the event that either party provides notice under paragraph 7(e), Cytogen shall promptly inform Laureate in writing of the action it wishes Laureate to take with respect to the Cytogen Supplied Material in question, including reanalysis, retesting, disposal, return or such other action as otherwise specified by Cytogen. Costs incurred by Laureate under this paragraph 7(e) shall be invoiced to Cytogen in accordance with paragraph 3 hereof.

          (g) Cytogen shall use its reasonable commercial efforts to deliver or cause to be delivered to the Facility, Cytogen Supplied Material in replacement of any material which does not meet Specifications or is otherwise unsuitable in the production of CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product to the end that the date scheduled by Laureate for the use of such Cytogen Supplied Product in connection with the performance of a Manufacturing Procedure is maintained.

          (h) In the event a Cytogen Supplied Material fails to meet Specifications and Cytogen is unable to timely deliver or cause to be delivered to the Facility the applicable Cytogen Supplied Material in replacement thereof so as to maintain the date scheduled by Laureate (as notified to Cytogen under paragraph 7(c)) for use of such Cytogen Supplied Product in connection with the performance of a Manufacturing Procedure, then Laureate may, in its discretion and without liability for any delay in the manufacture of Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product, revise the Target Project Timeline and give notice of such revised schedule to Cytogen to the end that Laureate may perform any commitment Laureate may have to any third party or Affiliate with respect to utilization of the Facility as permitted under this Agreement; provided, however, that Laureate will use commercially reasonable efforts to attempt to negotiate to defer the performance of any such commitment to a third party or Affiliate to the end that Laureate may perform the Services required with respect to Laureate's order under paragraph 2(b) on a priority basis. Notwithstanding the foregoing, when the Cytogen Supplied Materials or Product Dedicated Equipment that are compliant with the Specifications have been provided to Laureate, Laureate shall use commercially reasonable efforts to complete the Production Campaign in accordance with the Target Project Timeline (appropriately adjusted to account for any delays).

          (i) The applicable provisions of the Quality Agreement shall be complied with in the event Laureate utilizes the services of any third party sub-contractors in connection with Laureate's performance of this Agreement. Cytogen shall pre-approve, in writing, any such third party sub-contractors, who have not previously been approved by Cytogen, to be utilized by Laureate.

          (j) Cytogen shall own all data relating to the Services and Production Campaign performed by Laureate pursuant to the terms hereof. All original documents for the Production Campaign will remain with Laureate, with Cytogen receiving photocopies thereof.

     9.   Payment Dates; Late Payments. (a) Invoices by Laureate with respect to
          ----------------------------
amounts due in respect of paragraph 3 shall be payable upon such term as are set forth in paragraph 3 hereof.

          (b) Undisputed invoices due for Services performed in accordance with Quality Agreement due pursuant hereto and not timely paid shall bear interest at the rate of [**] on the unpaid balance thereof.

          (c) Time is of the essence with request to payments due hereunder. Unless otherwise specified herein, in the event that an invoice remains unpaid for [**] following written notice by Laureate to Cytogen of such failure to pay, Laureate may, in addition to its rights under paragraph 16 hereof, (i) suspend the performance of its obligations hereunder with respect to the manufacture of Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product and/or Filled Acetate Product until such time as payment is made and (ii) in the event of such suspension, Laureate may exercise its right, as provided for in paragraph 7(i), to revise the Target Project Timeline.

     10.  Regulatory Matters and Approvals;  Order Dates. (a) Laureate agrees to
          ----------------------------------------------
use its commercially reasonable efforts to the end that Laureate has the capability to perform the Services and the Manufacturing Procedures to be utilized in connection with the performance of Production Campaign with respect to the end of producing the [**] of ProstaScint not later than the date specified in the Target Project Timeline.

          (b) Cytogen agrees that it shall not, with respect to an order of Filled ProstaScint Product or Filled Sodium Acetate Product, specify a date for the fulfillment of all or part of such order inconsistent with Laureate's capability to perform at the Facility a

Manufacturing Procedure necessary in connection with the fulfillment thereof prior to the date provided for in the Target Project Timeline.

          (c) In connection with this Agreement the parties have contemporaneously entered into and delivered a Quality Agreement, with respect to the quality and regulatory procedures and responsibilities of the parties hereunder with respect to the production of Filled ProstaScint Products and Filled Sodium Acetate Products. The Quality Agreement does, inter alia, provide for, among other things, Cytogen's responsibility for approving the release from storage and use of each Cytogen Supplied Material in connection with the production of Filled ProstaScint Product and Filled Sodium Acetate Product, any intermediate compounds produced in the course of the performance of a Manufacturing Procedure, the release for shipping of Filled ProstaScint Product and Filled Sodium Acetate Product from the Facility, and Cytogen's responsibility for all regulatory approval or activities necessary in connection with the Manufacturing Procedures, and shall further specify Cytogen's right to inspect the Facility, the obligations of the parties upon any FDA inspection of the Facility, all records to be maintained by each party with respect to the manufacture and production of Filled ProstaScint Product and Filled Acetate Product, including without limitation, Batch production records, in-process test data, environmental monitoring data, testing data by Lot for Filled ProstaScint Product, Filled Sodium Acetate Product or intermediates and such of the foregoing as shall appear on invoices with respect to Filled ProstaScint Product or Filled Sodium Acetate Product released for shipment by Cytogen.

          (d) Cytogen acknowledges that the [**] Process ("[**] Process"), and [**] Process ("FP Filling Process") are not currently approved by FDA as part of the ProstaScint manufacturing process. Cytogen will take appropriate actions to provide for the proper notification to FDA regarding these process changes, and will provide copies of any such notifications sent by Cytogen to FDA, to Laureate. Cytogen acknowledges that the [**] Process and [**] Process are the processes Cytogen has specified Laureate to perform as part of the Manufacturing Procedures to be supplied by Cytogen to Laureate pursuant to this Agreement. Laureate shall have no liability of any nature or kind whatsoever by reason of its performance of its obligations hereunder which arises from, or is the result of, Laureate's utilization of the [**] Process and [**] Processes as Manufacturing Procedures in connection with the manufacture of CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product. Laureate shall maintain the [**] bioreactor and [**] machine in working order and in compliance in all material respects with all applicable laws, rules and regulations.

     11.  Stability  Testing;  Shipping.   Laureate  shall  deliver  the  Filled
          -----------------------------
ProstaScint Product and the Filled Sodium Acetate Product EXW (Incoterms 2000) at the Facility to a carrier designated by Cytogen. Cytogen shall pay all shipping charges associated with the delivery of the Filled ProstaScint Product and the Filled Sodium Acetate Product. Title to the CYT-351, Filled ProstaScint Product and Filled Sodium Acetate Product shall pass to Cytogen upon Laureate's release, and Cytogen's acceptance, of the forgoing materials. Unless otherwise agreed, Cytogen agrees to take all commercially reasonable actions necessary to the end that Filled ProstaScint Product and Filled Sodium Acetate Product are shipped from the Facility not later than [**] following the release by Cytogen of the Filled ProstaScint Product and the Filled Sodium Acetate Product for shipment under the terms of the Quality Agreement. Any extensions are to be agreed upon in writing with Cytogen's recognition that it will be assessed Laureate's listed storage fees which are set forth in Appendix 1. Laureate will perform stability testing on behalf of Cytogen according to Cytogen's written instructions.

     12.  Cytogen's Covenants, Representation and Warranties. Cytogen covenants,
          --------------------------------------------------
represents and warrants to and with Laureate as follows:

          (a) Cytogen shall use its commercially reasonable efforts to dutifully and timely perform its obligations and responsibilities hereunder, including, without limitation, any obligation or responsibility provided for in the Manufacturing Procedures, Incoming Acceptance Tests and the Quality Agreement.

          (b) Cytogen shall use its commercially reasonable efforts to assure that all Cytogen Supplied Materials, when received at the Facility, (i) are approved by Cytogen for use in connection with the manufacture of CYT-351, CYT-356, Filled ProstaScint Product and Filled Sodium Acetate Product in accordance with cGMP, (ii) meet Specifications and are suitable for use in the manufacture of Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate Product, (iii) comply with Cytogen's quality standards and
(iv) each such Cytogen Supplied Material which is subject to the provisions of the Food, Drug and Cosmetics Act, 21 USCS Section 301, et seq. ("FDC Act"), as
                                                        -- ---
and when received at the Facility, is not adulterated or misbranded within the meaning of the FDC Act or any applicable state law in which the definitions of adulteration of misbranding are substantially the same as those contained in the FDC Act, or an article which may not, under the provisions of the FDC Act, be introduced into interstate commerce.

          (c) Cytogen shall not authorize for shipment from the Facility Filled ProstaScint Product or Filled Sodium Acetate Product subject to the provisions of the FDC Act, which is adulterated or misbranded within the meaning of the FDC Act or any applicable state law in which the definitions of adulteration and misbranding are substantially the same as those contained in the FDC Act, or an article which may not, under the provisions of the FDC Act, be introduced into interstate commerce.

          (d) To the best of Cytogen's knowledge, Laureate's manufacture and production of Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product or Filled Acetate Product, including, without limitation, Laureate's performance of its Services hereunder in conformity with the Manufacturing Procedures, the Incoming Acceptance Tests and the Quality Agreement and Cytogen's marketing, sale, distribution and promotion of Filled ProstaScint Product and Filled Sodium Acetate Product do not infringe or violate the intellectual property rights of any third party.

          (e) Cytogen has all requisite corporate power and authority to enter into this Agreement and perform its obligations and responsibilities hereunder, including, without limitation, all such obligations and responsibilities provided for in the Manufacturing Procedures, Incoming Acceptance Tests and the Quality Agreement.

     13.  Laureate's   Covenants,   Representations   and  Warranties;   Limited
          ----------------------------------------------------------------------
Liability.  (a) Laureate covenants,  represents and warrants to and with Cytogen
---------
as follows:

          (i) Laureate's maintenance of the Facility and performance of manufacturing and other services hereunder shall conform in all material respects with all applicable cGMPs and Cytogen's written instructions including without limitation, the Specifications.

          (ii) Laureate shall not ship any Filled ProstaScint Product, Filled Sodium Acetate Product or any intermediate manufactured or formed in the course of production of Filled ProstaScint Product and Filled Sodium Acetate

     Product unless the release for shipment and subsequent shipment have been authorized in writing by Cytogen.

          (iv) Laureate has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, including, without limitation, all such obligations and responsibilities provided for in the Manufacturing Procedures, Incoming Acceptance Tests and the Quality Agreement.

          (v) Laureate shall use commercially reasonable efforts to perform (in accordance with the Target Project Timeline) its obligations and responsibilities hereunder, including without limitation, any obligation or responsibility provided for in the Manufacturing Procedures, Incoming Acceptance Tests and the Quality Agreement.

          (vi) Laureate will not knowingly infringe the intellectual property rights on any third party during the performance of the Services hereunder.

          (b) EXCEPT AS PROVIDED IN PARAGRAPH 12(a), LAUREATE MAKES NO OTHER REPRESENTATION AND WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR ANY OTHER MATTER WITH RESPECT TO FILLED PROSTASCINT PRODUCT AND/OR FILLED SODIUM ACETATE PRODUCT OR ANY INTERMEDIATE FORMED IN THE COURSE OF MANUFACTURE OF FILLED PROSTASCINT PRODUCT AND/OR FILLED SODIUM ACETATE PRODUCT, OR ANY OTHER MATTER WITH RESPECT TO FILLED PROSTASCINT PRODUCT OR FILLED SODIUM ACETATE

PRODUCT WHETHER USED ALONE OR IN COMBINATION WITH OTHER  SUBSTANCES.

          (c) In the event of any failure of Laureate to perform in conformity with its covenants, representations and warranties hereunder, Laureate shall, [**], replace such quantity of Filled ProstaScint Product and/or Filled Sodium Acetate Product which Cytogen does not release for shipment consistent with Cytogen's covenant, representation and warranty made in paragraph 11(c) hereof because of such failure as promptly as practicable after receiving the Cytogen Supplied Materials necessary to manufacture such replacement quantity. The cost of such Cytogen Supplied Materials, including the cost and expense of Cytogen's delivering or causing the same to be delivered to the Facility [**] from amounts due under this Agreement. In the event that no amount is then due under this Agreement by Cytogen to Laureate, then [**] for the cost of such Cytogen Supplied Material, including without limitation, any costs [**] with respect to the shipping and delivery thereof. [**] with respect to [**] of invoices rendered by [**] in accordance with this paragraph 12(c). THE FOREGOING SHALL BE CYTOGEN'S EXCLUSIVE REMEDY HEREUNDER IN THE EVENT OF ANY FAILURE BY LAUREATE TO PERFORM IN CONFORMITY WITH ITS COVENANTS, REPRESENTATIONS, AND WARRANTIES HEREUNDER.

          (d) Laureate shall not be liable for, and Cytogen assumes responsibility for, all personal injury and property damage resulting from the handling, possession or use of Filled ProstaScint Product and Filled Sodium Acetate Product following Cytogen's release of same for shipment and Laureate's placement of same with a carrier for shipment. In no event shall either party be liable to the other party for special, incidental or consequential damages or loss of profits whether the claim giving rise to the same is for breach of a covenant, warranty or representation, is in contract, negligence, strict liability or otherwise.

          (e) It is understood and agreed that Laureate's obligations with respect to performance of any [**] hollow fiber runs, purification of the material so produced, conjugated and filled [**] are to perform the same in conformance with the Manufacturing Procedures and test for conformance to Specifications as provided in the Quality Agreement. Laureate shall be liable for any failure of its performance of the Fiber-Run Procedures to yield CYT-351 of any specific quality specification, or a reasonable quantity of CYT-351 or a reasonable quantity of Filled ProstaScint Product (defined as approximately [**] from a single conjugation Batch of CYT-351) only in the event Laureate's performance of the [**]was not in conformance with the Manufacturing Procedures. In such event, the provisions of paragraph 12(c) shall apply.

     14.  Indemnities.  (a)  Cytogen  agrees  to  indemnify  and  hold  Laureate
          -----------
harmless from any damages, liabilities, losses and expenses (including, without limitation, reasonable attorneys' fees in seeking indemnification hereunder or any claim by a third person) and amounts paid in settlement of any claim or suit of any nature or kind whatsoever which may be sustained or suffered by Laureate arising with respect to paragraph 9(d) hereof or arising out of, based upon or by reason of, any Cytogen Supplied Material not Conforming to the covenant, representation and warranty made by Cytogen in paragraph 11(b) at the time of receipt at the Facility.

          (b) In the event a Cytogen Supplied Material does not meet Specifications or is otherwise unsuitable for use in the manufacture of Sodium Acetate, CYT-351, CYT-356, Filled ProstaScint Product or Filled Sodium Acetate after the receipt thereof at the Facility by reason of any action, act or activity by Laureate which does not conform to the Cytogen's approved Specifications, Laureate SOPs, Cytogen SOPs, cGMP, the Manufacturing Procedures, the Incoming Acceptance Tests or the Quality Agreement (or Laureate's failure to act in conformity with any of the foregoing), Laureate's obligation hereunder shall be to indemnify Cytogen for the actual cost of the Cytogen Supplied Material in question and all costs, fees and expenses incurred by Cytogen in delivering or causing the delivery of the same to the Facility.

          (c) Cytogen agrees to defend, indemnify and hold Laureate harmless from any and all claims by third persons or governmental entities, damages, liabilities, losses and expenses (including, without limitation, reasonable attorney's fees in seeking indemnification hereunder or defending any claim by a third person or a governmental entity) and amounts paid in settlement of any claim or suit of any nature or kind whatsoever relating to the sale of the Filled ProstaScint Product or Filled Sodium Acetate Product.

          (d) The obligations of the indemnifying party under this paragraph 13 are conditioned upon the delivery of written notice to the indemnifying party of any potential claim arising under this paragraph 14 ("Claim") promptly after the indemnified party becomes aware of such claim. The indemnifying party shall manage and control, at its sole expense, the defense of the Claim and its settlement. The indemnified party shall cooperate with the indemnifying party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying party shall not be liable for any litigation costs or expenses incurred by the indemnified party without indemnifying party's prior written authorization. In addition, the indemnifying party shall not be responsible for any liability resulting from any settlement or compromise by the indemnified party made without the indemnifying party's prior written consent.

     15.  Contact  Individuals. Each of Laureate and Cytogen shall  designate an
          --------------------
individual ("Laureate Contact Individual" or "Cytogen Contact Individual," as applicable) who shall be responsible for the day-to-day contacts between the parties and who shall receive copies of all written correspondence, notices and the like with respect to a party's performance of its obligations and responsibilities hereunder.

     16.  No Biohazards. The Laureate Contact Individual and the Cytogen Contact
          -------------
Individual will establish a standard operating procedure to identify materials that are or may be biohazardous. Materials so identified may not be brought into the Facility and may not be a Cytogen Supplied Material.

     17.  Termination.  (a)  In  addition  to  termination  resulting  from  the
          -----------
expiration of this Agreement in accordance with paragraph 2, this Agreement can be terminated by Laureate for nonpayment of any sums due hereunder (remaining unpaid for more than [**] following receipt by Cytogen of notice by Laureate), or by either party with at least [**], advance written notice:

          (i) on account of a material breach of this Agreement by the other party, unless the offending party cures the violation before expiration of the notice period; or

          (ii) when the other party makes a general assignment for the benefit of its creditors, has a custodian, receiver or any trustee appointed for it or a substantial part of its assets or commences any voluntary proceeding under any bankruptcy law; or

          (iii) when a court having jurisdiction over the other party shall enter a decree or order for relief in any involuntary case under applicable bankruptcy law and such decree or order shall continue unstayed and in effect for a period of [**] or more.

          (b) Termination for any reason by either party under this paragraph 16 will not prejudice that party's remaining contractual rights, including, without limitation, rights to damages, nor terminate the obligations set forth in paragraphs 3, 4, 14 and 18 hereof, to the extent such obligations have accrued according to those terms.

     18.  Insurance.  Throughout the term of this Agreement Cytogen shall obtain
          ---------
and maintain in full force and effect product liability insurance (issued by an insurance company licensed to do business in the State of New Jersey) in the amount of [**] and cause Laureate to be named as an additional insured thereon. Laureate now maintains general liability insurance and property damage liability insurance in the amount of [**] for the Facility, and shall cause Cytogen to be named as an additional insured thereon. Each party shall, at all times during the term of this Agreement, maintain in full force and effect and on deposit at the office of the other party, a Certificate of Insurance or a duplicate original of the insurance policy required above, together with evidence of payment of all premiums therefor. Each such policy shall provide that it shall not be cancelable without at least [**], prior written notice to the other party.

     19.  Confidentiality.  All   written  information   (regardless  of  media)
          ---------------
provided by either party to the other hereunder including, but not limited to, volume requirements, pricing, delivery schedules and process data formulae, regulatory submissions, know-how and other information, including without limitation, proprietary information and materials (whether or not patentable) regarding a party's technology, is the disclosing party's confidential proprietary information. The receiving party agrees not to disclose any such information or use such information except for purposes of performance hereunder, for a period of [**] after the termination of this Agreement with regard to business related information, and for a period of [**] with regard to technical information, provided that the receiving party may use or disclose any such information that it can demonstrate through written records: (1) is already known to it at the time of disclosure to the receiving party; (2) becomes publicly known through no fault of the receiving party; or (3) is disclosed to the receiving party by a third party who is free to make such disclosure. The parties each agree that they shall provide confidential information received from the other party only to their respective employees, consultants, investors, prospective investors and advisors who have a need to know and have an obligation to treat such information and materials as confidential under terms no less restrictive than those set forth herein. All confidential and proprietary information disclosed hereunder shall be, at the option of the disclosing party, immediately returned to the disclosing party, or destroyed (and such destruction certified by an officer of the receiving party) upon the earlier of termination of this Agreement, or the request of the disclosing party. Notwithstanding anything set forth herein to the contrary, this paragraph 18 shall not prohibit the receiving party from disclosing confidential or proprietary information of the disclosing party that is required to be disclosed by the receiving party to comply with applicable laws, including without limitation the rules and regulations promulgated by FDA or the United States Securities and Exchange Commission, or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. Any announcements or similar publicity with respect to the execution of this Agreement shall be agreed upon between the parties in advance of such announcement. The parties agree that any such announcement will not contain confidential business or technical information of the other party. Except as otherwise expressly agreed between the parties in writing, no right is granted to a party to use in any manner the name of the other party or any other trade name or trademark of the other party.

     20.  Notices. All notices  required to be given  under this Agreement shall
          -------
be deemed given when delivered personally or when mailed by registered or certified mail, return receipt requested, or when sent by Federal Express or an equivalent overnight delivery service, addressed to the parties at their respective addresses set forth below or to such other addresses at which notice shall have been duly given. It is understood and agreed that this paragraph 19 is not intended to govern the day-to-day business communications necessary between the parties in performing the duties, in due course, under the terms of this Agreement.

          IF TO CYTOGEN:

          William F. Goeckeler
          Senior Vice President, Operations
          Cytogen Corporation
          650 College Road East
          Princeton, NJ 08540
          Fax No.: 1-609-452-2317

          WITH A COPY TO:

          William J. Thomas, Esq.
          Senior Vice President and General Counsel
          Cytogen Corporation
          650 College Road East
          Princeton, NJ 08540
          Fax No.:  1-609-452-2434

          IF TO LAUREATE:

          Robert J. Broeze, Ph.D.
          President and Chief Executive Officer
          Laureate Pharma, Inc.
          201 College Road East
          Princeton, NJ  08540
          Fax No.:  1-609-520-3963

          WITH A COPY TO:

          Safeguard Scientifics, Inc.
          800 The Safeguard Building
          435 Devon Park Drive
          Wayne, PA  19087
          Attn:   Legal Department
          Fax:  (610) 975 - 0261

     21.  Non-Exclusivity.  (a)  Laureate  may  render  manufacturing  and other
          ---------------
services to any other party and use the Facility and Laureate personnel in furtherance of rendering such services whether or not such third party is in competition with Cytogen. Nothing herein limits or restricts Cytogen from using any other party in the manufacture and supply of any materials, including the materials to be supplied by Cytogen hereunder.

          (b) Neither party shall, directly or through its representatives, solicit for employment any officer, director, employee or consultant of the other party during the term of this Agreement and for a period of [**] thereafter.

     22.  Entire  Agreement.  (a) The  Manufacturing  Procedures,  the  Incoming
          -----------------
Acceptance Tests and the Quality Agreement are deemed to be part this Agreement.

          (b) This Agreement constitutes the entire agreement between the parties in respect of the subject matter of this Agreement and supercedes all previous oral or written negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. No modifications to or supplementation of this Agreement, whether contained in any purchase order, confirmation or otherwise, shall be effective unless made in writing and signed by the party to be charged with modification.

     23.  Governing Law. This Agreement  shall be interpreted in accordance with
          -------------
the laws of New Jersey where it is deemed to have been executed and where each party has a place of business.

     24.  Assignment.  No right or obligation of either party hereunder shall be
          ----------
assignable without the prior written agreement of the other party, which shall not be unreasonably withheld or delayed; otherwise this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. For purposes of this Section 23, an assignment shall include the merger or consolidation of any party with another entity or the sale of all or substantially all of such party's equity interests.

     25.  Independent Contractors. The parties are independent contractors,  and
          -----------------------
this Agreement shall not be construed to create between Laureate and Cytogen any other relationship such as, by way of example only, that of employer-employee, principal-agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

     26.  No Waiver.  A party's failure to require  another party to comply with
          ---------
any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

     27.  Force Majeure. No party shall be liable for the failure to perform its
          -------------
obligations under this Agreement if such failure is occasioned by a contingency beyond such party's reasonable control, including, but not limited to, acts of terrorism, strikes or other labor disturbances, lockouts, riots, wars, fires, floods or storms. A party claiming a right to excuse performance under this paragraph 26 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance and an estimate of the time that the inability to perform is anticipated to last.

     28.  Third Parties. No  person  not  a  party  to  this  Agreement  not  an
          -------------
Affiliate of a party to this Agreement shall have or acquire any rights by reason of this Agreement, nor shall any party to this Agreement have any obligation or liabilities to such other person by reason of this Agreement.

     29.  Interpretation. The  parties hereto  acknowledge  and  agree that: (i)
          --------------
each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (i) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     30.  Singular Terms. Except  as  otherwise  expressly  provided  herein  or
          --------------
unless the context otherwise requires, all references to the singular shall include the plural as well.

     31.  Headings.  The headings herein are inserted as a matter of convenience
          --------
only, and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof and shall not be used to interpret or construe the terms and provisions of this Agreement.

     32.  Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     33.  Severability.  This  Agreement  is intended to be valid and  effective
          ------------
under any applicable law and, to the extent permissible under applicable law, shall be construed in a manner to avoid violation of or invalidity under any applicable law. Should any provisions of this Agreement be or become invalid, illegal or unenforceable under any applicable law, the other provisions of this Agreement shall not be affected and shall remain in full force and effect and, to the extent permissible under applicable law, any such invalid, illegal or unenforceable provision shall be deemed amended lawfully to conform with the intent of the parties. Nothing in this paragraph 33 shall preclude a party hereto from bringing an action for failure of consideration in the event a material provision of this Agreement shall be held invalid, illegal or unenforceable.

                                 * * * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


LAUREATE PHARMA, INC.                    CYTOGEN CORPORATION



By /s/ Robert J. Broeze, Ph.D.           By /s/ Michael D. Becker
   ---------------------------             -------------------------------------
   Robert J. Broeze, Ph.D.                 Michael D. Becker
   President & Chief Executive Officer     President and Chief Executive Officer

                                   APPENDIX 1

                                  Service Fees

The Service Fees shall be payable as follows:


     [**].